Exhibit 99.1

QUALSTAR REPORTS RESULTS FOR THE FIRST QUARTER OF 2018

Qualstar Reports 20.8% Increase in Revenue and a 500% Increase in Net Income

Simi Valley, CA, May 8, 2018 — Qualstar Corporation (NASDAQ: QBAK), a leading manufacturer of data storage solutions and high-efficiency power supplies, today announced its financial results for the three months ended March 31, 2018.

Quarter Ended March 31, 2018 Financial Results

Revenues for the quarter ended March 31, 2018 were $2.9 million, compared with $2.4 million for the quarter ended March 31, 2017, an increase of $0.5 million or 20.8%. Income from operations for the quarter ended March 31, 2018 was $0.6 million compared with $0.1 million for the quarter ended March 31, 2017, an increase of $0.5 million or 500%. Net income per basic share for the quarter ended March 31, 2018 was $0.29 and $0.03 for the quarter ended March 31, 2017. Net income per diluted share for the quarter ended March 31, 2018 was $0.28 and $0.03 for the quarter ended March 31, 2017.

Data Storage segment revenues were $1.6 million for the quarter ended March 31, 2018, compared with $0.7 million for the same period last year, an increase of $0.9 million or 128.6%, primarily due to the increased product development service revenue received from our partnership with Sony Imaging Products & Solutions for the development of an enterprise class optical disk archive library. Power supply segment revenues were $1.3 million for the quarter, compared with $1.7 million in the quarter ended March 31, 2017, a decrease of $0.4 million, or (23.5)%, due to delayed order deliveries caused by a global electronic component shortage.

Gross margin was 48.3% of revenues or $1.4 million for the quarter ended March 31, 2018, an increase from the gross margin of 37.5% of revenues or $0.9 million for the quarter ended March 31, 2017. Operating expenses for the three months ended March 31, 2018 were $0.8 million or 27.6% of revenues, and $0.8 million, or 33.3% of revenues for the three months ended March 31, 2017.

Steven N. Bronson, Chief Executive Officer and President of Qualstar said, “We are delighted with our solid financial results for the first quarter of 2018. We benefited from an increase in revenues from data hardware sales and product development services, which revenues were partially offset by a decline in power supply revenues caused by component shortages. We expect our product development services revenues and income to vary in future periods based upon the timing of projects and our completion of project milestones. We continue to gain traction in expanding our data storage partners and momentum in the custom power supply space.” Mr. Bronson added, “we continue to pursue new product opportunities and acquisitions.”

Cash, cash equivalents and restricted cash increased $1.5 million for the quarter ended March 31, 2018 to $5.3 million compared to $3.8 million at March 31, 2017.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high efficiency and high density power supplies marketed under the N2Power™ brand, and of data storage systems marketed under the Qualstar™ brand. Our N2Power power supply products provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to, telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply Reliable™ designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. These forward-looking statements are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the period ending December 31, 2017, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All of Qualstar’s filings are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

Contact Information:

Steven N. Bronson

Chief Executive Officer

Qualstar Corporation

805-617-4419

IR@Qualstar.com

-Financial Tables to Follow-

QUALSTAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

  (In thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Net revenues	$2,935	$2,439
Cost of goods sold	1,507	1,549
Gross profit	1,428	890
Operating expenses:
Engineering	121	186
Sales and marketing	295	247
General and administrative	422	399
Total operating expenses	838	832
Income from operations	590	58
Other expenses	-	-
Income before income taxes	590	58
Provision for income taxes	-	-
Net Income	$590	$58
Earnings per share:
Basic	$0.29	$0.03
Diluted	$0.28	$0.03
Shares used in per share calculation:
Basic	2,048	2,042
Diluted	2,101	2,042

QUALSTAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,231	$4,698
Restricted cash	100	100
Accounts receivables, net	1,979	1,802
Inventories, net	1,611	1,564
Prepaid expenses and other current assets	173	163
Total current assets	9,094	8,327
Non-current assets:
Property and equipment, net	141	172
Other assets	67	68
Total assets	$9,302	$8,567

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$803	$1,065
Accrued payroll and related liabilities	167	173
Deferred service revenue, short-term	1,234	834
Other accrued liabilities	439	454
Total current liabilities	2,643	2,526
Long-term liabilities:
Other long-term liabilities	52	52
Deferred service revenue	87	93
Total long-term liabilities	139	145
Total liabilities	2,782	2,671

Shareholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000,000 shares authorized, shares issued and outstanding 2,048,118 at March 31, 2018 and 2,042,019 shares at December 31, 2017	19,514	19,480
Accumulated deficit	(12,994)	(13,584)
Total shareholders’ equity	6,520	5,896
Total liabilities and shareholders’ equity	$9,302	$8,567

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